Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1/A of our report dated January 27, 2022 relating to the consolidated financial statements of Huake Holding Biology Co., Ltd. and Subsidiaries for the years ended September 30, 2021 and 2020, which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

January 27, 2022